Exhibit 10.6

2017 RESTRICTED STOCK UNIT AGREEMENT
AGREEMENT, by and between XL Group Ltd, an exempted company incorporated in Bermuda with limited liability (“the Company”), and You (the “Grantee”) is effective as of February 28, 2017.
WHEREAS, the Grantee is an employee of the Company and/or any of its subsidiaries (collectively called the “Company”); and
WHEREAS, the Company regards the Grantee as a valuable employee of the Company and has determined it to be in the interest of the Company to grant to the Grantee an award of Restricted Stock Units under the Company’s 1991 Performance Incentive Program (the “Program”);
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Grantee agree as follows:
(a)Grant of Restricted Stock Units.
The Company has granted to the Grantee an award (the “Award”) of ___________ Restricted Stock Units (the “Restricted Stock Units”) on February 28, 2017 (the “Grant Date”), subject and pursuant to all terms and conditions stated in this Agreement and in the Program, which is incorporated by reference into this Agreement and made a part hereof as though herein fully set forth. Any capitalized terms used herein and not defined shall have the meanings given to those terms in the 1991 Performance Incentive Program.
(b)Vesting.
The Award will vest in three equal annual installments, beginning on the first anniversary of the Grant Date and continuing on the following two anniversaries thereof; provided, however, that the Award shall vest in full as set forth in subparagraphs (e)(i), (e)(ii) and (e)(v) below and shall vest as set forth in subparagraphs (e)(iii) and (e)(iv) below in the event of termination of the Grantee’s employment under the circumstances set forth therein. The portion of the Award, if any, that is not vested immediately following termination of the Grantee’s employment (or that is not scheduled to vest under subparagraph (e)(iii) below following Retirement) shall be immediately forfeited.

(c)Distribution of Stock.
At the time the Award vests in accordance with paragraph (b) above, the Company shall distribute to the Grantee a number of Common Shares, US$0.01 par value per share of the Company (the “Shares”) equal to the number of Restricted Stock Units which vested; provided, however, that, notwithstanding the foregoing, to the extent the Restricted Stock Units become vested due to the Grantee’s Retirement, the Shares corresponding thereto will be distributed to the Grantee at the earliest of the following: (i) at the times the Restricted Stock Units would have otherwise vested under the regular vesting schedule set forth in paragraph (b) above, (ii) upon the death of the Grantee, or (iii) upon a Change of Control, except that, if the Restricted Stock Units are deferred compensation for purposes of Section 409A of the Code, only if the event constituting a Change of Control also constitutes a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company. Prior to the Company’s delivery of the Shares, the Grantee shall pay to the Company an amount of cash equal to the par value for each of such Shares delivered.
(d)Rights and Restrictions.
The Restricted Stock Units shall not be transferable other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Restricted Stock Units and delivery of the Shares to the Grantee, the Grantee shall not have any rights and privileges of a shareholder as to the Shares subject to the Award. Specifically, the Grantee shall not, except as set forth in paragraph (f) below, have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares.

(e)Special Termination Provisions.
(i)    Death of Grantee. In the event the Grantee dies while in the employment of the Company, the Award shall vest in full immediately.
(ii)    Termination of Employment Due to Permanent Disability. In the event the Grantee’s employment with the Company is terminated by the Company by reason of the Grantee’s Permanent Disability, the Award shall vest in full immediately. For purposes hereof, “Permanent Disability” means those circumstances under which the Grantee has been unable to perform his duties and responsibilities with the Company for at least 60 continuous days because of physical, mental or emotional incapacity resulting from injury, sickness or disease, and will be unable to continue to perform his or her duties and responsibilities for a total of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease; provided, however, that with respect to any Grantee who, at the time a determination concerning Permanent Disability is to be made, is employed under a written employment agreement with the Company or an Affiliate which includes a definition of “permanent disability” or “disability”, Permanent Disability shall have the meaning so attributed in such employment agreement.
(iii)    Termination of Employment Due to Retirement. In the event the Grantee’s employment with the Company is terminated due to his or her Retirement other than as set forth in subparagraph (e)(v) below, the Award will continue to vest in accordance with the regular vesting schedule set forth in paragraph (b) above as if the Grantee’s employment had not terminated; provided, that if such termination occurs within one year of the Grant Date, then such termination will not be considered a “Retirement” for purposes of this Agreement, no part of the Award will vest, and the entire Award will be immediately cancelled and forfeited upon such termination. For purposes hereof “Retirement” shall mean the termination of employment by the Grantee if (i) the Grantee’s age plus continuous years of service with the Company (for the avoidance of doubt, counting years of service with a subsidiary of the Company prior to the closing date of the transaction in which it became a subsidiary of the Company) is at least 65, (ii) such termination of employment occurs either (x) after the Grantee has reached age 55 and the Grantee has a minimum of five years of continuous service with the Company (counting not more than two years of service with a subsidiary of the Company prior to the closing date of the transaction in which it became a subsidiary of the Company), or (y) after the Grantee has reached age 60 and the Grantee has a minimum of five years of continuous service with the Company (counting not more than four years of service with a subsidiary of the Company prior to the closing date of the transaction in which it became a subsidiary of the Company), and (iii) a determination has been made by the Company, in its sole discretion, that it is appropriate under the circumstances (taking into account, without limitation, the intention of the Grantee with respect to future employment) for the Restricted Stock Units to continue to vest as described above.
(iv)    Involuntary Termination of Employment. In the event the Grantee’s employment with the Company is terminated by the Company not for Cause (as defined below) other than as set forth in subparagraph (e)(v) below, a pro rata portion of the Restricted Stock Units will vest immediately. Such pro rata vesting will be determined based upon the number of days of service completed in the vesting period between the Grant Date and the last day worked, divided by the total number of days in the three-year vesting period. Any remaining unvested portion of the Restricted Stock Units will be immediately forfeited. “Cause” shall mean (i) conviction of the Grantee of a felony involving moral turpitude or dishonesty; (ii) the Grantee, in carrying out his or her duties for the Company, has been guilty of (A) gross neglect or (B) willful misconduct; provided, however, that any act or failure to act by the Grantee shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Grantee in good faith and in a manner reasonably believed to be in the overall best interests of the Company; (iii) the Grantee’s continued willful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice; or (iv) Grantee’s sustained failure to perform the essential duties of Grantee’s role after receipt of notice. The determination of whether the Grantee acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company or, if the General Counsel shall have an actual or potential conflict of interest, the Committee.

(v)    Change of Control. In the event (x) a Change of Control (as defined in the Program) occurs and (y) within two years after consummation of the Change of Control, the Grantee’s employment with the Company is terminated either by the Company without Cause or by the Grantee for Good Reason (as defined below), then the Award shall vest in full upon such termination of employment. For this purpose, “Good Reason” means (X) if the Grantee is employed under a written employment agreement with the Company or an Affiliate which includes a definition of “good reason”, the definition of “good reason” in that agreement, or (Y) if the Grantee is not employed under a written employment agreement with the Company or an Affiliate which includes a definition of “good reason”, “Good Reason” means the occurrence of any of the following within two years after the occurrence of a Change of Control, unless done with the prior written consent of the Grantee, where notice of termination is provided as described below: (I)(A) the assignment to the Grantee of any duties inconsistent in any material adverse respect with his or her position, duties, authority or responsibilities, or (B) a material diminution of the Grantee’s duties, authority or responsibilities in effect immediately before the Change of Control; (II) a material reduction in the Grantee’s annual base salary or target annual bonus; or (III) the Company’s requiring the Grantee’s primary office to be more than 50 miles from its then current location but only if the new office is also more than 50 miles from the Grantee’s principal residence; provided that the Grantee must provide written notice of his or her intention to terminate employment for Good Reason to the Company within 60 days of having actual knowledge of the events giving rise to such Good Reason, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason, the Company shall have 30 days from its receipt of such notice to remedy the condition, in which case Good Reason shall no longer exist with regard to such condition, and any date of termination for Good Reason shall not be more than 180 days after the Good Reason event occurs.
(f)Dividend Equivalents.
As of each date on which a cash dividend is paid on Shares, the number of Restricted Stock Units subject to this Award shall be increased by that number of Restricted Stock Units (including fractional units) determined by (i): multiplying the amount of such dividend (per Share) by the number of unpaid Restricted Stock Units subject to this Award immediately before the payment of the dividend; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. Such additional Restricted Stock Units shall have the same terms and conditions, including, without limitation, vesting and distribution terms and conditions, as the Restricted Stock Units in respect of which they were awarded.

(g)Status of Shares.
Upon issuance, the Shares shall rank equally in all respects with the other outstanding Shares and shall be fully paid.
(h)Adjustments for Recapitalizations, Etc.
In the event of any alteration or re-organization whatsoever taking place in the capital structure of the Company whether by way of capitalization of profits or reserves, capital distribution, rights issue, consolidation or sub-division of Shares, the conversion of one class of share to another or reduction of capital or otherwise the number of Shares subject to this Award shall be proportionately adjusted by the Board on an equitable basis.
(i)Obligations as to Capital.
The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.
(j)Withholding.
The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable income tax withholding requirements or social security or similar withholding requirements arising out of the Award. The Company may withhold or sell such number of Shares, to which the Grantee would otherwise be entitled, as is appropriate in the opinion of the Company to meet any responsibility for the withholding of taxes, social payments or other amounts under applicable law.
(k)Transfer Restrictions.
Grantee shall comply with the Company’s stock ownership guidelines as in effect from time to time.

(l)References.
References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or personal representative of the Grantee without regard to whether specific reference to them is contained in a particular provision of this Agreement.
(m)Notice.
Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
By Post:

XL Group Ltd
O’Hara House
One Bermudiana Road
Hamilton HM 08
Bermuda
Attn.: General Counsel
If to the Grantee:
At the electronic mail address as shown in the Company’s records for the time being, or, at the Grantee’s most recent address shown on the Company’s corporate records, or at any other address which the Grantee may specify in a notice delivered to the Company in the manner set forth herein.
(n)Section 409A.
It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to comply with Section 409A or Section 457A of the Code (and not result in tax or penalties under such Sections), the Company may modify the Agreement in good faith in a manner that preserves the original intent of the parties to the extent reasonably possible. Notwithstanding any provision to the contrary in this Agreement, if Grantee is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of Grantee’s “separation from service,” or (ii) the date of Grantee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Grantee in a lump sum and any remaining payments due under this Agreement shall be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts upon or following a termination of employment that are considered deferred compensation under Section 409A, references to Grantee’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to Grantee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.
(o)Clawback Policy.
Notwithstanding any term of these Restricted Stock Units to the contrary, the Company reserves the right to cancel these Restricted Stock Units or require the return of Shares received under these Restricted Stock Units (or the cash value of the Shares, as determined by the Board in its sole discretion) to the extent provided under, and in accordance with, the Company's Clawback Policy as in effect from time to time, which Policy is incorporated into this Agreement by reference. As a condition to the grant of these Restricted Stock Units, the Grantee agrees that he or she will be subject to, and comply with the terms of, the Company's Clawback Policy as in effect from time to time as it applies to any compensation, including equity awards, bonus and other incentive awards.

(p)Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.